Exhibit 23.3

CONSENT OF STIFEL, NICOLAUS & COMPANY, INCORPORATED

We hereby consent to the inclusion of our opinion dated July 22, 2013, to the Special Transactions Committee of the Board of Directors of EnerJex Resources, Inc. (the “Company”) included as Annex B to the Proxy Statement/Information Statement/ Prospectus, which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company, Black Raven Energy, Inc. and BRE Merger Sub, Inc., to which this consent is attached (the "Registration Statement"), and to the references of our firm in such Proxy Statement/Information Statement/Prospectus under the headings “Summary,” “The Merger-Background of the Merger,” “The Merger-Reasons for the Merger,”, “The Merger-Opinion of Stifel, Nicolaus & Company, Incorporated,” and “The Merger Agreement.” In executing this consent, we do not admit or acknowledge that Stifel, Nicolaus & Company, Incorporated comes within the class of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

Stifel, Nicolaus & Company, Incorporated

September 13, 2013